Exhibit 21.1

ExamWorks Group, Inc.

The following table lists the direct and indirect subsidiaries of ExamWorks Group, Inc.

Jurisdiction of
Incorporation or
Name	Organization

ExamWorks, Inc.	Delaware
Southwest Medical Examination Services, Inc.	Texas
Diagnostic Imaging Institute, Inc.	Texas
Pacific Billing Services, Inc.	Texas
Marquis Medical Administrators, Inc.	New York
IME Software Solutions, LLC	Michigan
ExamWorks Review Services, LLC	Delaware
Ricwel of West Virginia, LLC	West Virginia
ExamWorks Evaluations of New York, LLC	New York
Network Medical Review Company, Ltd.	Illinois
MES Group, Inc.	Michigan
Medical Evaluation Specialists, Inc.	Michigan
Medical Evaluation Specialists	California
MES Management Services, Inc.	New York
Lone Star Consulting Services, Inc.	Texas
DDA Management Services, LLC	New York
CalMed Evaluation Services, LLC	Delaware
MLS Group of Companies, Inc.	Michigan
Medicolegal Services, LLC	Delaware
IME Resources, LLC	Delaware
CredentialMed, LLC	Delaware
Nexworks, LLC	Delaware
Verity Administrators, Inc.	Delaware
G&L Intermediate Holdings, Inc.	Delaware
The G&L Companies, Inc.	Delaware
G&L Acquisition Holdings, Inc.	Delaware
Gould & Lamb, LLC	Florida
Gould & Lamb Trust Company, LLC	Florida
National Institute for Medicare and Medicaid Education, LLC	Florida
PPSolutions, LLC	New York
ExamWorks Canada, Inc.	Delaware
SOMA Medical Assessments Corp.	Ontario, Canada
Direct IME Corp.	Ontario, Canada
Matrix Health Management Corp.	Ontario, Canada
North York Rehabilitation Centre Corp.	Ontario, Canada
Capital Vocational Specialists Corp.	Ontario, Canada
Makos Health Associates Corp.	Ontario, Canada
IMA Health Holdings Corp.	Ontario, Canada
IMA Solutions Inc.	British Columbia, Canada
IMA Resources Corp.	Ontario, Canada
ExamWorks Europe, Inc.	Delaware
ExamWorks UK Ltd	England and Wales
UK Independent Medical Services Limited	England and Wales
UK Legal Funding Solutions Ltd	England and Wales
Legal Evolve Limited	England and Wales

Axis Costs Limited	England and Wales
UK Legal Imaging Services Limited	England and Wales
Premex Group Limited	England and Wales
Premex Services Limited	England and Wales
Premex Document Management Limited	England and Wales
Premex Insight Limited	England and Wales
Premex Services (Liverpool) Limited	England and Wales
Howarth Medical Reporting Services Limited	England and Wales
Premex Properties Limited	England and Wales
3d Risk Solutions Limited	England and Wales
FDS Claims Limited	England and Wales
Premex Rehabilitation Limited	England and Wales
Micrah Services Limited	England and Wales
AGS Risk Limited	England and Wales
Premex Limited	England and Wales
Cheselden Limited	England and Wales
Cheselden Continuing Care Limited	England and Wales
Cheselden Law Limited	England and Wales
ExamWorks AP, Inc.	Delaware
EW Pacific Pty Ltd	Victoria, Australia
MedHealth Holdings Pty Limited	Victoria, Australia
MedHealth Pty Limited	Victoria, Australia
Next Health Pty Ltd	New South Wales, Australia
CaseWorks Australia Pty Ltd	Victoria, Australia
Assess Medical Group Pty Ltd	Victoria, Australia